EXHIBIT 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/10/1997
971077721 - 2725137

			CERTIFICATE OF INCORPORATION

				     OF

			      3COM CORPORATION

     FIRST: The name of the Corporation is 3Com Corporation (hereinafter sometimes referred to as the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The Corporation is authorized to issue a total of one thousand (1,000) shares of stock in one class designated as "Common Stock", par value $0.001 per share.

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

     SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

     SEVENTH:  The name and address of the incorporator is as follows:

		    Andrea Charvet
		    GRAY CARY WARE & FREIDENRICH
		    400 Hamilton Avenue
		    Palo Alto, California 94301

     EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH: This Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 10th day of March, 1997.


                               /s/ Andrea Charvet
                               ----------------------
                               Andrea Charvet
			       Incorporator


			      State of Delaware

		       Office of the Secretary of State
		       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF INCORPORATION OF "3COM CORPORATION", FILED IN THIS
OFFICE ON THE TENTH DAY OF MARCH, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.






                               /s/ Edward J. Freel
                               -----------------------------------_
			       Edward J. Freel, Secretary of State

2725137  8100                  AUTHENTICATION:    8367386

971077721                                DATE:    03-11-97




EXHIBIT 3.2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/12/1997
971081337 - 2725137


		     CERTIFICATE OF CORRECTION FILED TO
			 CORRECT A CERTAIN ERROR IN
		    THE CERTIFICATE OF INCORPORATION OF
			      3COM CORPORATION
	       FILED IN THE OFFICE OF THE SECRETARY OF STATE
		       OF DELAWARE ON MARCH 10, 1997


     Andrea Charvet certifies that:

     1. She is the incorporator of 3Com Corporation., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     2. A Certificate of Incorporation was filed by the Secretary of State of Delaware on March 10, 1997, and recorded in the office of the Recorder of Deeds of Kent County on March 11, 1997, and said Certificate of Incorporation requires correction as permitted by subsection (f) of
Section 103 of the General Corporation Law of the State of Delaware.

     3. The first inaccuracy or defect of said Certificate of Incorporation to be corrected as follows:

	 The Article FIRST as is set forth below:

	      "The name of the corporation is:

		   3Com Corporation."

is corrected to read as follows:

	      "The name of the corporation is:

		   3Com (Delaware) Corporation."

     4. The second inaccuracy or defect of said Certificate of Incorporation to be corrected as follows:

	 The Article FOURTH as is set forth below:

	      "The Corporation is authorized to issue a total of one thousand (1,000) shares of stock in one class designated as "Common Stock", par value $0.001 per share."

is corrected to read as follows:

	      "The Corporation is authorized to issue a total of one thousand (1,000) shares of stock in one class designated as "Common Stock", par value $0.01 per share."

     IN WITNESS WHEREOF, the undersigned Incorporator, has hereunto set her hand this 12th day of March, 1997.

			       3COM (DELAWARE) CORPORATION


                               /s/ Andrea Charvet
                               ----------------------------_
			       Andrea Charvet, Incorporator


			      State of Delaware

		       Office of the Secretary of State
		       ________________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF CORRECTION OF "3COM CORPORATION", CHANGING ITS NAME FROM "3COM CORPORATION" TO "3COM (DELAWARE) CORPORATION", FILED IN THIS OFFICE ON THE TWELFTH DAY OF MARCH, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.






                               /s/ Edward J. Freel
                               -----------------------------------
			       Edward J. Freel, Secretary of State



2725137  8100                  AUTHENTICATION:  8375265

971081337                                DATE:  03-17-97



EXHIBIT 3.3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:01 PM 06/12/1997
971192951 - 2725137


                             CERTIFICATE OF MERGER

				      OF

			       3COM CORPORATION
			  (A CALIFORNIA CORPORATION)

				     INTO

			 3COM (DELAWARE) CORPORATION
			  (A DELAWARE CORPORATION)

		      (UNDER SECTION 252 OF THE GENERAL
		  CORPORATION LAW OF THE STATE OF DELAWARE)

     The undersigned corporation, a Delaware corporation, does hereby certify:

     First: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

		Name                    State of Incorporation
     __________________________         ______________________

     3Com Corporation                         California
     3Com (Delaware) Corporation              Delaware

     Second: That an Agreement and Plan of Merger and Reincorporation dated as of March 14, 1997 by and between 3Com Corporation and 3Com (Delaware) Corporation has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware.

     Third: That the name of the surviving corporation of the merger is 3Com (Delaware) Corporation, a Delaware corporation (the "Surviving Corporation").

     Fourth: That the Certicate of Incorporation of 3Com (Delaware) Corporation in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and that Articles First and Fourth are hereby amended to read in their entirety as follows:

     "FIRST. The name of the Corporation is 3Com Corporation (hereinafter sometimes referred to as the "Corporation").

     FOURTH:

	 A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One
	     Billion Shares (1,000,000,000) consisting of:

	     1. Nine Hundred Ninety Million (990,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock"); and

	     2. Ten Million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock").

	 B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware, from time to time to determine the designation of any series, to fix the number of shares of any series, to determine or alter the rights, preferences, privileges and powers granted to any wholly unissued series of Preferred Stock and any qualifications, limitations or restrictions imposed thereon, and, within the limits of restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

     Fifth: That the Bylaws, as amended, of 3Com (Delaware) Corporation as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     Sixth: That the directors (including their respective denomination as Class I or Class II directors) and officers of 3Com Corporation immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed.

     Seventh: That the executed Agreement and Plan of Merger and Reincorporation is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 5400 Bayfront Plaza, Santa Clara, California 95052.

     Eighth: That a copy of the Agreement and Plan of Merger and Reincorporation will be furnished by the Surviving Corporation upon request and without charge to any stockholder of any constituent corporation.

     Ninth:  The authorized capital Stock of 3Com Corporation is
400,000,000 shares of Common Stock, $0.01 par value, and 3,000,000 shares of Preferred Stock, without par value.

     Tenth: That this Certificate of Merger shall be effective on June 12, 1997 at 4:45 p.m. (Eastern Time).

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its President and attested by its Secretary this 11th day of June, 1997.

			       3COM (DELAWARE) CORPORATION
			       (a Delaware corporation)



                               By: /s/ Mark D. Michael
                                   ---------------------------
                                   Mark D. Michael, President



Dated:  June 11, 1997

ATTESTED TO BY:


/s/ Mark D. Michael
----------------------------
Mark D. Michael, Secretary



			      State of Delaware

		       Office of the Secretary of State
		       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
     "3COM CORPORATION", A CALIFORNIA CORPORATION,
     WITH AND INTO "3COM (DELAWARE) CORPORATION" UNDER THE NAME OF "3COM CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWELFTH DAY OF JUNE, A.D. 1997, AT 2:01 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.






                               /s/ Edward J. Freel
                               -------------------------------------
			       Edward J. Freel, Secretary of State



2725137  8100M                 AUTHENTICATION:  8508751
971192951                                DATE:  06-12-97



EXHIBIT 3.4

				   BYLAWS

				     OF

			      3COM CORPORATION


			      TABLE OF CONTENTS
			      _________________


ARTICLE I       STOCKHOLDERS
	Section 1.1.    Annual Meeting
	Section 1.2.    Special Meetings
	Section 1.3.    Notice of Meetings
	Section 1.4.    Quorum
	Section 1.5.    Organization
	Section 1.6.    Conduct of Business
	Section 1.7.    Notice of Stockholder Business
	Section 1.8.    Proxies and Voting
	Section 1.9.    Stock List
	Section 1.10.   Stockholder Action by Written Consent

ARTICLE II      BOARD OF DIRECTORS
	Section 2.1.    Number and Term of Office
	Section 2.2.    Vacancies and Newly Created Directorships
	Section 2.3.    Removal
	Section 2.4.    Regular Meetings
	Section 2.5.    Special Meetings
	Section 2.6.    Quorum
	Section 2.7.    Participation in Meetings by Conference Telephone
	Section 2.8.    Conduct of Business
	Section 2.9.    Powers
	Section 2.10.   Action Without Meeting
	Section 2.11.   Compensation of Directors
	Section 2.12.   Nomination of Director Candidates

ARTICLE III     COMMITTEES
	Section 3.1.    Committees of the Board of Directors
	Section 3.2.    Conduct of Business

ARTICLE IV      OFFICERS
	Section 4.1.    Generally
	Section 4.2.    Chairman of the Board
	Section 4.3.    President
	Section 4.4.    Vice President
	Section 4.5.    Chief Financial Officer
	Section 4.6.    Secretary
	Section 4.7.    Delegation of Authority
	Section 4.8.    Removal
	Section 4.9.    Action With Respect to Securities of
			Other Corporations

ARTICLE V       STOCK
	Section 5.1.    Certificates of Stock
	Section 5.2.    Transfers of Stock
	Section 5.3.    Record Date
	Section 5.4.    Lost, Stolen or Destroyed Certificates
	Section 5.5.    Regulations

ARTICLE VI      NOTICES
	Section 6.1.    Notices
	Section 6.2.    Waivers

ARTICLE VII     MISCELLANEOUS
	Section 7.1.    Facsimile Signatures
	Section 7.2.    Corporate Seal
	Section 7.3.    Reliance Upon Books, Reports and Records
	Section 7.4.    Fiscal Year
	Section 7.5.    Time Periods

ARTICLE VIII    INDEMNIFICATION OF DIRECTORS AND OFFICERS
	Section 8.1.    Right to Indemnification
	Section 8.2.    Right of Claimant to Bring Suit
	Section 8.3.    Indemnification of Employees and Agents
	Section 8.4     Non-Exclusivity of Rights
	Section 8.5.    Indemnification Contracts
	Section 8.6.    Insurance
	Section 8.7.    Effect of Amendment
	Section 8.8.    Savings Clause

ARTICLE IX      AMENDMENTS




				   BYLAWS
				     OF
			      3Com CORPORATION


				  ARTICLE I

				STOCKHOLDERS

	Section 1.1.    Annual Meeting.

	An annual meeting of the stockholders of 3Com Corporation (the "Corporation"), for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months after the organization of the Corporation or after its last annual meeting of stockholders.

	Section 1.2.    Special Meetings.

	Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by (a) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), (b) the Chairman of the Board, (c) the President or (d) the holders of shares entitled to cast not less than twenty percent (20%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as they shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

	Section 1.3.    Notice of Meetings.

	Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten
(10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

	When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

	Section 1.4.    Quorum.

	At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation.

	If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

	If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

	Section 1.5.    Organization.

	Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The secretary of the meeting shall be such person as the chairman appoints.

	Section 1.6.    Conduct of Business.

	The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

	Section 1.7.    Notice of Stockholder Business.

	At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a stockholder and if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the special meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal offices of the Corporation no later than (i) in the case of an annual meeting, ninety (90) days before the anticipated date of the next annual meeting, under the assumption that the next annual meeting will occur on the same calendar day as the day of the most recent annual meeting, and (ii) in the case of a special meeting, ten (10) days prior to date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (1) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 1.7. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

	Section 1.8.    Proxies and Voting.

	At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

	Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

	All voting, including on the election of directors, and except where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

	All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation or the Bylaws of this Corporation, all other matters shall be determined by a majority of the votes cast.

	Section 1.9.    Stock List.

	A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

	The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

	Section 1.10.   Stockholder Action by Written Consent.

	An action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


				 ARTICLE II

			     BOARD OF DIRECTORS

	Section 2.1.    Number and Term of Office.

	The authorized number of directors shall initially be one
(1) and thereafter shall be fixed from time to time
exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized
directors. The Board of Directors shall be comprised of eleven
(11) Directors.   The number of Directors provided in this
Section 2.1 may be changed by a Bylaw duly adopted by the affirmative vote of a majority of the outstanding shares entitled to vote.

	Section 2.2.    Vacancies and Newly Created Directorships.

	Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

	Section 2.3.    Removal.

	Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting form such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or
(ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a plurality of the shares entitled to vote at such special meeting. Directors so chosen shall hold office until the next annual meeting of stockholders.

	Section 2.4.    Regular Meetings.

	Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

	Section 2.5.    Special Meetings.

	Special meetings of the Board of Directors may be called by a majority of the directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the President and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director who does not waive the right to a notice by (i) mailing written notice not less than five (5) days before the meeting, (ii) sending notice one (1) day before the meeting by an overnight courier service and two (2) days before the meeting if by overseas courier service, or
(iii) by telephoning, telecopying, telegraphing or personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

	Section 2.6.    Quorum.

	At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

	Section 2.7.    Participation in Meetings by Conference Telephone.

	Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

	Section 2.8.    Conduct of Business.

	At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

	Section 2.9.    Powers.

	The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

	(1) To declare dividends from time to time in accordance with law;

	(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

	(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

	(4) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;

	(5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

	(6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

	(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

	(8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

	Section 2.10.   Action Without Meeting.

	Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

	Section 2.11.   Compensation of Directors.

	Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

	Section 2.12.   Nomination of Director Candidates.

	Subject to any limitations stated in the Certificate of Incorporation of this Corporation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors.


				 ARTICLE III

				 COMMITTEES

	Section 3.1.    Committees of the Board of Directors.

	The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate one or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

	Section 3.2.    Conduct of Business.

	Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-half of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event all members of the committee shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing. Such written consent or consents shall be filed with the minutes of the proceedings of such committee.


				 ARTICLE IV

				  OFFICERS

	Section 4.1.    Generally.

	The officers of the Corporation shall consist of a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board, until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

	Section 4.2.    Chairman of the Board.

	The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or as provided by these Bylaws.

	Section 4.3.    President.

	Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and other officers, employees and agents of the Corporation. He shall preside at all meetings of the stockholders. He shall be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized by the Board of Directors.

	Section 4.4.    Vice President.

	In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents, if any, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

	Section 4.5.    Chief Financial Officer.

	The Chief Financial Officer shall keep and maintain or cause to be kept and maintained, adequate and correct financial books and records of account of the Corporation in written form or any other form capable of being converted into written form.

	The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

	Section 4.6.    Secretary.

	The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Bylaws or the General Delaware Corporation Law. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation's transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

	The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

	Section 4.7.    Delegation of Authority.

	The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

	Section 4.8.    Removal.

	Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

	Section 4.9.    Action With Respect to Securities of Other
Corporations.

	Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


				 ARTICLE V

				   STOCK

	Section 5.1.    Certificates of Stock.

	Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and the Secretary, an Assistant Secretary or the Chief Financial Officer, certifying the number of shares owned by him or her. Any or all the signatures on the certificate may be facsimile.

	Section 5.2.    Transfers of Stock.

	Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.4 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

	Section 5.3.    Record Date.

	The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

	Section 5.4.    Lost, Stolen or Destroyed Certificates.

	In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

	Section 5.5.    Regulations.

	The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


				 ARTICLE VI

				  NOTICES

	Section 6.1.    Notices.

	Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at this last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, courier or mailgram, shall be the time of the giving of the notice.

	Section 6.2.    Waivers.

	A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.
Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, and does in fact object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


				ARTICLE VII

			       MISCELLANEOUS

	Section 7.1.    Facsimile Signatures.

	In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

	Section 7.2.    Corporate Seal.

	The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or other officer designated by the Board of Directors.

	Section 7.3.    Reliance Upon Books, Reports and Records.

	Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser.

	Section 7.4.    Fiscal Year.

	The fiscal year of the Corporation shall be as fixed by the Board of Directors.

	Section 7.5.    Time Periods.

	In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


				ARTICLE VIII

		 INDEMNIFICATION OF DIRECTORS AND OFFICERS

	Section 8.1.    Right to Indemnification.

	Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if required by the General Corporation Law of Delaware, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer
(and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

	Any indemnification as provided herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware.
 Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(3) by the stockholders.

	Section 8.2.    Right of Claimant to Bring Suit.

	If a claim under Section 8.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

	Section 8.3.    Indemnification of Employees and Agents.

	The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

	Section 8.4     Non-Exclusivity of Rights.

	The rights conferred on any person by Sections 8.1, 8.2 and 8.3 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

	Section 8.5.    Indemnification Contracts.

	The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to those provided for in this Article VIII.

	Section 8.6.    Insurance.

	The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under Delaware General Corporation Law.

	Section 8.7.    Effect of Amendment.

	Any amendment, repeal or modification of any provision of this Article VIII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

	Section 8.8.    Savings Clause.

	If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.


				 ARTICLE IX

				 AMENDMENTS

	The Board of Directors is expressly empowered to adopt, amend, alter or repeal Bylaws of the Corporation, subject to the right of the stockholders to adopt, amend, alter or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend, alter or repeal the Bylaws of the Corporation.